Exhibit 23.1

Certified Public Accountants & Business Consultants

Board of Directors
TexEn Oil & Gas, Inc.
Houston, Texas

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated November 5, 2003, on the financial statements of TexEn Oil & Gas, Inc. as of June 30, 2003, and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2A1 Registration Statement filed with the Securities and Exchange Commission.

/s/Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

March 30, 2004